Exhibit 99.1

Ollie’s Bargain Outlet Holdings, Inc. Reports
 Second Quarter Fiscal 2023 Financial Results

~ Raising Fiscal Year Sales and Earnings Outlook ~

~ Net Sales increased 13.7% ~

~ Comparable Store Sales increased 7.9% ~

~  Earnings per Share increased 209.1% to $0.68 ~

~  Adjusted Earnings per Share increased 204.5% to $0.67 ~

HARRISBURG, PA – August 31, 2023 – Ollie’s Bargain Outlet Holdings, Inc. (NASDAQ: OLLI) (the “Company”) today reported financial results for the second quarter ended July 29, 2023.

Second Quarter Summary:

•	Total net sales increased 13.7% to $514.5 million.

•	Comparable store sales increased 7.9% from the prior year increase of 1.2%.

•	The Company opened six new stores, ending the quarter with 482 stores in 29 states, a year-over-year increase in store count of 7.3%.

•	Operating income increased 217.5% to $52.5 million and operating margin increased 650 basis points to 10.2%.

•	Net income increased 199.2% to $42.2 million, or $0.68 per diluted share, as compared with net income of $14.1 million, or $0.22 per diluted share, in the prior year.

•	Adjusted net income(1) increased 205.5% to $41.7 million, or $0.67 per diluted share, as compared with prior year adjusted net income of $13.7 million, or $0.22 per diluted share.

•	Adjusted EBITDA(1) increased 146.7% to $64.0 million and adjusted EBITDA margin(1) increased 670 basis points to 12.4%.

(1)
As used throughout this release, adjusted net income, adjusted net income per diluted share, EBITDA, adjusted EBITDA, and adjusted EBITDA margin are not measures recognized under U.S. generally accepted accounting principles (“GAAP”). Please see the accompanying financial tables which reconcile our comparable GAAP measures to these non-GAAP measures.

“We feel very good about the current trends and momentum of our business. With over 40 years of closeout buying experience and growing relationships across the industry, we are seeing very strong deal flow, and our customers are clearly responding. In the second quarter, comparable store sales increased 7.9%, with nearly 70% of our product categories contributing to the increase. On top of the strong deal flow, changes to our marketing program and investments in our people and supply chain are driving better execution and an even more exciting shopping experience for our customers. This is raising productivity levels across the organization, which contributed to the more than doubling of our adjusted EBITDA margin in the second quarter to 12.4% of sales,” said John Swygert, President and Chief Executive Officer.

“Given the better than expected performance in the second quarter and continued momentum in our business, we are raising our full-year guidance and remain confident in our ability to return to our long-term algorithm of double-digit sales growth, 40% gross margin, and double-digit EBITDA growth,” Mr. Swygert concluded.

Second Quarter Results

Net sales increased 13.7% to $514.5 million in the second quarter of fiscal 2023 as compared with net sales of $452.5 million in the second quarter of fiscal 2022.  The increase in net sales was the result of new store unit growth in addition to a comparable store sales increase of 7.9%.

Gross profit increased 37.0% to $196.7 million in the second quarter of fiscal 2023 from $143.6 million in the second quarter of fiscal 2022. Gross margin increased 650 basis points to 38.2% in the second quarter of fiscal 2023 from 31.7% in the second quarter of fiscal 2022. The increase in gross margin was primarily due to favorable supply chain costs as well as higher merchandise margins.

Selling, general, and administrative expenses increased 13.6% to $134.6 million in the second quarter of fiscal 2023 from $118.5 million in the second quarter of fiscal 2022. The increase was primarily driven by higher selling expenses related to new store openings and higher incentive compensation.  As a percentage of net sales, SG&A remained flat at 26.2% in the second quarter of fiscal 2023 compared to the second quarter of fiscal 2022, primarily the result of higher incentive compensation, offset by the leverage of fixed expenses on the increase in comparable store sales.

Pre-opening expenses for new stores decreased to $2.9 million in the second quarter of fiscal 2023 from $3.0 million in the second quarter of fiscal 2022 due to timing of new stores, partially offset by the impact of incremental investments in our store remodel program.

Operating income increased 217.5% to $52.5 million in the second quarter of fiscal 2023 from $16.5 million in the second quarter of fiscal 2022.  Operating margin increased 650 basis points to 10.2% in the second quarter of fiscal 2023 from 3.7% in the second quarter of fiscal 2022.

Net income increased 199.2% to $42.2 million, or $0.68 per diluted share, in the second quarter of fiscal 2023 compared with net income of $14.1 million, or $0.22 per diluted share, in the second quarter of fiscal 2022.  Adjusted net income(1) increased 205.5% to $41.7 million, or $0.67 per diluted share, in the second quarter of fiscal 2023 from $13.7 million, or $0.22 per diluted share, in the second quarter of fiscal 2022.

Adjusted EBITDA(1) increased 146.7% to $64.0 million in the second quarter of fiscal 2023  from $25.9 million in the second quarter of fiscal 2022.  Adjusted EBITDA margin(1) increased 670 basis points to 12.4% in the second quarter of fiscal 2023 from 5.7% in the second quarter of fiscal 2022.  Adjusted EBITDA excludes non-cash stock-based compensation expense.

Balance Sheet and Cash Flow Highlights

The Company's cash and cash equivalents and short-term investments were $310.2 million as of the end of the second quarter of fiscal 2023 compared with cash and cash equivalents of $218.0 million as of the end of the second quarter of fiscal 2022. The Company had no borrowings outstanding under its $100 million revolving credit facility and $91.6 million of availability under the facility as of the end of the second quarter of fiscal 2023. The Company ended the period with total borrowings, consisting solely of finance lease obligations, of $1.7 million as of the end of the second quarter of fiscal 2023.

During the second quarter of fiscal 2023, the Company repurchased 276,758 shares of its common stock for $16.7 million. As of the end of the second quarter, the Company had $109.2 million of remaining capacity under its current share repurchase program.

Inventories as of the end of the second quarter of fiscal 2023 increased 0.8% to $498.3 million compared with $494.1 million as of the end of the second quarter of fiscal 2022, driven by new store growth, partially offset by the impact of lower capitalized freight costs and normalization of lead times on our in-transit inventory, partially offset by new store unit growth.

Capital expenditures were $26.2 million in the second quarter of fiscal 2023, primarily related to the development of new stores, the remodeling of existing stores, the completion of the Company’s distribution center expansion in York, PA, and the development of the Company’s new distribution center in Princeton, IL.

Fiscal 2023 Outlook

The Company is raising its sales and earnings outlook for the 53-week fiscal year ending February 3, 2024. A comparison of new and previous outlook figures is contained in the table below:

	New	Previous
New store openings, net	44	44
Net sales	$2.076 to $2.091 billion	$2.052 to $2.067 billion
Comparable store sales increase	4.0% to 4.5%	2.0% to 2.8%
Gross margin	39.1% to 39.3%	39.1% to 39.3%
Operating income	$212 to 219 million	$207 to 215 million
Adjusted net income(1)(2)	$165 to $170 million	$160 to $165 million
Adjusted net income per diluted share(1)(2)	$2.65 to $2.74	$2.56 to $2.65
Annual effective tax rate (excludes excess tax benefits related to stock-based compensation)	25.1%	25.3%
Diluted weighted average shares outstanding	62 million	63 million
Capital expenditures	$125 million	$125 million

(2)
The guidance ranges as provided for adjusted net income and adjusted net income per diluted share exclude the excess tax benefits related to stock-based compensation as the Company cannot predict such estimates without unreasonable effort.

Conference Call Information

A conference call to discuss second quarter fiscal 2023 financial results is scheduled for today, August 31, 2023, at 8:30 a.m. Eastern Time. To access the live conference call, please pre-register here. Registrants will receive a confirmation with dial-in instructions. Interested parties can also listen to a live webcast or replay of the conference call by logging on to the Investor Relations section on the Company’s website at http://investors.ollies.us/.

A replay of the conference call webcast will be available at the investor relations website for one year.

About Ollie’s

We are America’s largest retailer of Closeout merchandise and excess inventory, offering Real Brands and Real Bargain prices®!  We offer extreme value on brand name products in a variety of departments, including housewares, food, books and stationery, bed and bath, floor coverings, toys, health and beauty aids, and more. We currently operate 492 stores in 29 states and growing! For more information, visit www.ollies.us

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections, the outlook for the Company’s future business, prospects, financial performance, including our fiscal 2023 business outlook or financial guidance, and industry outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, capital market conditions, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including, but not limited to, supply chain challenges, legislation, national trade policy, and the following: our failure to adequately procure and manage our inventory, anticipate consumer demand or achieve favorable product margins; changes in consumer confidence and spending; risks associated with our status as a “brick and mortar” only retailer; risks associated with intense competition; our failure to open new profitable stores, or successfully enter new markets, on a timely basis or at all; fluctuations in comparable store sales and results of operations, including on a quarterly basis; factors such as inflation, cost increases and energy prices; the risks associated with doing business with international manufacturers and suppliers including, but not limited to, potential increases in tariffs on imported goods; our inability to operate our stores due to civil unrest and related protests or disturbances; our failure to properly hire and to retain key personnel and other qualified personnel; changes in market levels of wages; risks associated with cybersecurity events and the timely and effective deployment, protection and defense of computer networks and other electronic systems, including email; our inability to obtain favorable lease terms for our properties; the failure to timely acquire, develop, open, and operate, or the loss of, or disruption or interruption in the operations of, any of our centralized distribution centers; risks associated with our lack of operations in the growing online retail marketplace; risks associated with litigation, the expense of defense, and potential for adverse outcomes; our inability to successfully develop or implement our marketing, advertising and promotional efforts; the seasonal nature of our business; risks associated with natural disasters, whether or not caused by climate change; outbreak of viruses, global health epidemics, pandemics, or widespread illness, including the continued impact of COVID-19 and continuing or renewed regulatory responses thereto; changes in government regulations, procedures and requirements; and our ability to service indebtedness and to comply with our financial covenants together with each of the other factors set forth under the heading “Risk Factors” in our filings with the United States Securities and Exchange Commission (“SEC”). Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  Ollie’s undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.  You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Investor Contact:
John Rouleau
ICR
John.Rouleau@icrinc.com

Media Contact:
Tom Kuypers
Senior Vice President – Marketing & Advertising
717-657-2300
tkuypers@ollies.us

Ollie’s Bargain Outlet Holdings, Inc.

Condensed Consolidated Statements of Income

(In thousands except for per share amounts)

(Unaudited)

	Thirteen weeks ended		Twenty-six weeks ended
	July 29,	July 30,	July 29,	July 30,
	2023	2022	2023	2022
Condensed consolidated statements of income data:
Net sales	$514,509	$452,482	$973,663	$859,148
Cost of sales	317,825	308,872	598,408	574,213
Gross profit	196,684	143,610	375,255	284,935
Selling, general and administrative expenses	134,623	118,466	264,891	234,739
Depreciation and amortization expenses	6,655	5,579	13,138	10,826
Pre-opening expenses	2,869	3,020	6,150	5,680
Operating income	52,537	16,545	91,076	33,690
Interest income, net	(3,402)	(123)	(6,077)	(14)
Income before income taxes	55,939	16,668	97,153	33,704
Income tax expense	13,758	2,571	23,992	7,084
Net income	$42,181	$14,097	$73,161	$26,620
Earnings per common share:
Basic	$0.68	$0.23	$1.18	$0.42
Diluted	$0.68	$0.22	$1.18	$0.42
Weighted average common shares outstanding:
Basic	61,768	62,584	61,869	62,650
Diluted	62,055	62,818	62,131	62,838

Percentage of net sales (1):
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales	61.8	68.3	61.5	66.8
Gross profit	38.2	31.7	38.5	33.2
Selling, general and administrative expenses	26.2	26.2	27.2	27.3
Depreciation and amortization expenses	1.3	1.2	1.3	1.3
Pre-opening expenses	0.6	0.7	0.6	0.7
Operating income	10.2	3.7	9.4	3.9
Interest income, net	(0.7)	-	(0.6)	-
Income before income taxes	10.9	3.7	10.0	3.9
Income tax expense	2.7	0.6	2.5	0.8
Net income	8.2%	3.1%	7.5%	3.1%

(1)	Components may not add to totals due to rounding.

Ollie’s Bargain Outlet Holdings, Inc.
Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	July 29,	July 30,
Assets	2023	2022
Current assets:
Cash and cash equivalents	$181,416	$218,043
Short-term investments	128,769	-
Inventories	498,331	494,133
Accounts receivable	2,935	3,086
Prepaid expenses and other current assets	6,810	9,410
Total current assets	818,261	724,672
Property and equipment, net	202,889	158,374
Operating lease right-of-use assets	455,452	438,538
Goodwill	444,850	444,850
Trade name	230,559	230,559
Other assets	2,145	2,193
Total assets	$2,154,156	$1,999,186
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$575	$470
Accounts payable	121,144	96,643
Income taxes payable	3,741	-
Current portion of operating lease liabilities	90,540	79,150
Accrued expenses and other current liabilities	82,295	77,849
Total current liabilities	298,295	254,112
Revolving credit facility	-	-
Long-term debt	1,081	960
Deferred income taxes	70,950	65,242
Long-term portion of operating lease liabilities	368,850	366,677
Other long-term liabilities	-	2
Total liabilities	739,176	686,993
Stockholders’ equity:
Common stock	67	67
Additional paid-in capital	686,438	672,107
Retained earnings	1,059,673	910,342
Treasury - common stock	(331,198)	(270,323)
Total stockholders’ equity	1,414,980	1,312,193
Total liabilities and stockholders’ equity	$2,154,156	$1,999,186

Ollie’s Bargain Outlet Holdings, Inc.
Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Thirteen weeks ended		Twenty-six weeks ended
	July 29,	July 30,	July 29,	July 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$73,893	$35,471	$109,765	$3,955
Net cash used in investing activities	(14,247)	(13,886)	(113,558)	(23,503)
Net cash used in financing activities	(13,189)	(9,005)	(25,387)	(9,386)
Net increase (decrease) in cash and cash equivalents	46,457	12,580	(29,180)	(28,934)
Cash and cash equivalents at beginning of period	134,959	205,463	210,596	246,977
Cash and cash equivalents at end of period	$181,416	$218,043	$181,416	$218,043

Ollie’s Bargain Outlet Holdings, Inc.

Supplemental Information

Reconciliation of GAAP to Non-GAAP Financial Measures

(Dollars in thousands)

(Unaudited)

The Company reports its financial results in accordance with GAAP.  We have included the non-GAAP measures of EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, and adjusted net income per diluted share in this press release as these are key measures used by our management and our board of directors to evaluate our operating performance and the effectiveness of our business strategies, make budgeting decisions, and evaluate compensation decisions.  Management believes it is useful to investors and analysts to evaluate these non-GAAP measures on the same basis as management uses to evaluate the Company’s operating results. We believe that excluding items that may not be indicative of, or are unrelated to, our core operating results, and that may vary in frequency or magnitude from net income and net income per diluted share, enhances the comparability of our results and provides a better baseline for analyzing trends in our business.

The tables below reconcile the most directly comparable GAAP measure to non-GAAP financial measures: net income to adjusted net income, net income per diluted share to adjusted net income per diluted share, and net income to EBITDA and adjusted EBITDA.

Adjusted net income and adjusted net income per diluted share exclude excess tax benefits related to stock-based compensation, which may not occur with the same frequency or magnitude in future periods. We define EBITDA as net income before net interest income or expense, depreciation and amortization expenses, and income taxes. Adjusted EBITDA represents EBITDA as further adjusted for non-cash stock-based compensation expense.

Non-GAAP financial measures should be viewed as supplementing, and not as an alternative to or substitute for, the Company’s financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the Company's financial position, results of operations, and cash flows and should therefore be considered in assessing the Company's actual financial condition and performance. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

Ollie’s Bargain Outlet Holdings, Inc.
Supplemental Information

Reconciliation of GAAP to Non-GAAP Financial Measures

 (In thousands except for per share amounts)

 (Unaudited)

Reconciliation of GAAP net income to adjusted net income
	Thirteen weeks ended		Twenty-six weeks ended
	July 29,	July 30,	July 29,	July 30,
	2023	2022	2023	2022
Net income	$42,181	$14,097	$73,161	$26,620
Excess tax benefits related to stock-based compensation(1)	(481)	(446)	(709)	(204)
Adjusted net income	$41,700	$13,651	$72,452	$26,416

(1)	Amount represents the impact from the recognition of excess tax benefits pursuant to Accounting Standards Update 2016-09, Stock Compensation.

Reconciliation of GAAP net income per diluted share to adjusted net income per diluted share
	Thirteen weeks ended		Twenty-six weeks ended
	July 29,	July 30,	July 29,	July 30,
	2023	2022	2023	2022
Net income per diluted share	$0.68	$0.22	$1.18	$0.42
Adjustments as noted above, per dilutive share:
Excess tax benefits related to stock-based compensation(1)	(0.01)	(0.01)	(0.01)	-
Adjusted net income per diluted share (1)	$0.67	$0.22	$1.17	$0.42

Diluted weighted-average common shares outstanding	62,055	62,818	62,131	62,838

(1)	Components may not add to totals due to rounding.

Ollie’s Bargain Outlet Holdings, Inc.
Supplemental Information

Reconciliation of GAAP to Non-GAAP Financial Measures

 (Dollars in thousands)

 (Unaudited)

 Reconciliation of GAAP net income to EBITDA and adjusted EBITDA

	Thirteen weeks ended		Twenty-six weeks ended
	July 29,	July 30,	July 29,	July 30,
	2023	2022	2023	2022
Net income	$42,181	$14,097	$73,161	$26,620
Interest income, net	(3,402)	(123)	(6,077)	(14)
Depreciation and amortization expenses	8,292	7,053	16,366	13,761
Income tax expense	13,758	2,571	23,992	7,084
EBITDA	60,829	23,598	107,442	47,451
Non-cash stock-based compensation expense	3,141	2,335	6,004	4,723
Adjusted EBITDA	$63,970	$25,933	$113,446	$52,174

 Key Statistics

	Thirteen weeks ended		Twenty-six weeks ended
	July 29,	July 30,	July 29,	July 30,
	2023	2022	2023	2022

Number of stores open at the beginning of period	476	439	468	431
Number of new stores	6	11	15	20
Number of closed stores	-	(1)	(1)	(2)
Number of stores open at end of period	482	449	482	449

Average net sales per store (1)	$1,074	$1,014	$2,044	$1,949
Comparable stores sales change	7.9%	1.2%	6.3%	(8.5)%
Comparable store count – end of period	434	392	434	392

(1)	Average net sales per store represents the weighted average of total net weekly sales divided by the number of stores open at the end of each week for the respective periods presented.